CAMTEK LTD.

                           EXECUTIVE SHARE OPTION PLAN

1.    Definitions

      As used herein the following terms shall have the meanings hereinafter set forth, unless the context clearly indicates the contrary.

      (A)   "Company" - Camtek Ltd.

      (B)   "Board" - the Board of Directors of the Company.

      (C) "Share(s)" - Ordinary Shares of the Company, each with a par value of NIS 0.01.

      (D) "Option(s)" - an Option or Options granted within the framework of this Plan each of which imparts the right to purchase one Share per Option.

      (E) "Grantee" - a director or other Officer Holder of the Company or any Subsidiary to whom Options are granted or to whom the Company decides to grant Options and who is not entitled to receive options under Section 102 of the Israeli Income Tax Ordinance (New Version), 1961 and/or under the Company's Employee Share Option Plans for employees.

      (F) "Plan" - the Company's Office Holders Year 2000 Share Option Plan as provided hereunder, and as may be amended from time to time by the Board, as set forth hereinbelow.

      (G) "Option Agreement" - the Agreement to be executed between the Company and the Grantee under which Option(s) are to be granted.

      (H) "Vested Option(s)" - that portion of the Options which the Grantee is entitled to exercise in accordance with the provisions of Section
            7.2 of the Plan or the provisions of the Option Agreement executed with such Grantee.

      (I) the "Exercise Period" - the period during which the Vested Options may be exercised, as provided in Section 7.3 of the Plan.

      (J) "Exercise Price" - the price which the Grantee must pay to exercise each Option.

      (K) "Exercised Shares" - the Shares that are issued upon the exercise of the Options.

      (L)   "Law" - the Companies' Law - 1999.

      (M)   "Office Holder" - as defined in the Law.

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      (N)   "Subsidiary" - any company in which, at the time of granting an
            Option, the Company owns, directly or indirectly, at least fifty percent (50%)of the total combined voting power of all classes of shares of such company.

      (O) the "Trustee" - the trustee who may be appointed by the Company for the purposes of this Plan.

2.    The Plan

      2.1   Purpose

            The purpose and intent of the Plan is to grant to directors and other selected Office Holders of the Company, who are not entitled to receive options under Section 102 of the Israeli Income Tax Ordinance (New Version), 1961 and/or under the Company's Employee Share Option Plans for employees, an opportunity to purchase Shares of the Company by way of granted Options in order to provide an additional incentive to such directors and Office Holders to remain in the engagement of the Company, to encourage the sense of proprietorship of such directors and Office Holders, and to stimulate their active interest in the success of the Company.

      2.2   Effective Date

            The Plan shall become effective as of the date on which it has been adopted by the Board.

3.    Administration

      3.1 The Plan shall be administered by the Board or by a committee appointed by the Board, subject to the provisions of the Law, the regulations promulgated thereunder, including with respect to any required corporate actions and approvals, if any, and any applicable tax laws and/or tax authorities' directives (such tax laws and/or directives shall be referred to hereinafter as the "Tax Laws").

      3.2 Subject to the provisions of the Law and any regulations promulgated thereunder, including with respect to any required corporate actions and approvals, if any, the Board shall have sole and full discretion and sole authority to administer the Plan and all actions therunder or related thereto, including to perform any and all of the following, from time to time and at any time:

            3.2.1 to designate Grantees;

            3.2.2 to determine the number of Options to be granted in favor of each Grantee, the Exercise Price thereof, and the conditions under which such Options may be exercised, including the Exercise Period and the terms of vesting;

            3.2.3 to interpret the Plan;

            3.2.4 to determine the terms of the Option Agreements;

            3.2.5 to perform any action required or advisable for the
                  administration of the Plan; and

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            3.2.6 to prescribe, amend, modify (including by adding new terms and rules), and to rescind and terminate the Plan or any of its terms.

      3.3 Any amendment or modification of the Plan, if any, shall be applicable to the relationship between the Grantee and the Company, including under the Option Agreements and such amendment or modification shall be deemed to have been included in the Plan and the Option Agreements, ab initio, unless the amendment or modification adversely affects the rights of a Grantee under the Vested Options.

4.    Eligibility

      The persons who shall be eligible to receive grants pursuant to this Plan shall be such directors or other Officer Holders of the Company or any Subsidiary who are not entitled to receive options under Section 102 of the Israeli Income Tax Ordinance (New Version), 1961 and/or under the Company's Employee Share Option Plans for employees, as the Company shall, from time to time, determine.

5.    Reserved Shares

      The total number of Options to be granted to the Grantees pursuant to the Plan shall be determined from time to time by the Board.

      The Company shall at all times reserve such number of authorized but unissued Shares which equals the number of Shares to which all of the then outstanding Options may be converted upon exercise.

6.    Grant of Options and Issuance of Shares in Trust

      6.1 The Options shall be granted in favor of the Grantee for no consideration.

      6.2 The Options and the Grantee's rights thereunder shall be subject to the execution of an Option Agreement between the Company and the Grantee, which Option Agreement shall set forth the terms and conditions of the Options, as determined by the Company, including without limitation, the number of Options granted thereunder, the terms of exercise thereof (including the Exercise Price) and any other term the Board may deem necessary.

      6.3 In addition, the Options shall be subject to the execution of a trust agreement, if applicable, and to the execution of all the other documents that the Company may find to be required in order to comply with the Tax Laws or otherwise (the Option Agreement and said documents shall be hereinafter referred to as: the "Documents").

      6.4 The Company shall provide the Grantee with the Documents for signature after the a resolution to grant Options in favor of such Grantee is adopted in accordance with all necessary corporate actions and after all the necessary approvals, if any, have been obtained, and the Company shall sign such Documents after they have been duly signed and returned by such Grantee.

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            It is hereby clarified that the execution of the said Documents by the Grantee does not exempt the Grantee from signing any other document as may be required by the Company at a later stage.

      6.5 During the Restricted Period (as defined below) and until the Exercised Shares are released (as provided below), the Options granted hereunder shall be held by the Trustee and registered in the Trustee's name, and the Exercised Shares shall be issued to the Trustee and registered in the name of the Trustee, who shall hold the Options and/or the Exercised Shares in trust for a period of two years, or a shorter period as may be determined by the Board with respect to any specific grant, or, in the absence of such determination of a shorter period, until such time at which the Grantee requests from the Company and the Board approves such release at its discretion (hereinafter: the "Restricted Period"). After the lapse of the Restricted Period, the Options and/or the Exercised Shares shall be held by the Trustee until such time as they are released, as hereinafter provided; provided however that the Board may determine with respect to all of the Grantees or with respect to a particular Grantee that Options granted under this Plan and the Exercised Shares issued by virtue thereof shall not be entrusted with a Trustee and shall be issued and registered directly in the favor of such Grantee.

7.    Terms of Options

      7.1 The number of Options and the Exercise Price for each Grantee shall be determined by the Board and shall be specified in the Option Agreement; provided, however, that in no event shall the Exercise Price be less than the fair market value of the Shares on the date of the grant of the Options. For as long as the Company's shares are traded on Nasdaq, said fair market value shall be determined by the closing value of the Shares listed on Nasdaq at the close of the last day of trading prior to the date of the Board resolution granting such Options to the Grantee.

      7.2 Unless otherwise determined by the Board with respect to any specific Grantee, the right of a Grantee to exercise the Options granted in such Grantee's favor during the Exercise Period shall be vested with such Grantee as follows:

            (a) If the Grantee remains in the engagement of the Company or any Subsidiary for a period of not less than one (1) year from the date of the resolution of the Board regarding the issuance of the Options to the Grantee (hereinafter: the "Date of the Grant") - the Grantee shall be entitled to exercise 25% of all the Options granted in such Grantee's favor.

            (b) If the Grantee remains in the engagement of the Company or any Subsidiary for a period of more than one (1) year from the Date of Grant - the Grantee shall be entitled to exercise the remaining 75% of the Options on a monthly basis in equal portions over an additional period of three (3) years, such that 1/36 of the remaining Options shall vest at the conclusion of each month thereafter.

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      7.3   Exercise Period

            Each Vested Option shall remain exercisable until the lapse of five
            (5) years following the date on which such Option became vested, unless terminated prior to such time, as provided in Section 10.3 below.

      7.4   Effect of A Merger

            In the event of a merger of the Company with or into another corporation, or the sale of all or substantially all the assets or the shares of the Company (such merger or sale: the "Merger Transaction"), the surviving or the acquiring entity, as the case may be, or their respective parent or subsidiary (the "Successor Entity"), may either assume the Company's rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options for the Successor Entity's shares.

            For purposes of this Section 7.4, the outstanding Options shall be deemed assumed or substituted by the Successor Entity if, following the consummation of the Merger Transaction, the outstanding Options confer the right to purchase or receive in accordance with their terms, for each share subject to any outstanding Option immediately prior to the consummation of the Merger Transaction, the consideration (whether shares, cash or other securities or property) to which a holder of a share on the effective date of consummation of the Merger Transaction was entitled; provided however, that if such consideration is not solely securities of the Successor Entity, the Board may, with the consent of the Successor Entity, provide for the consideration to be received upon the exercise of the outstanding Options, to be solely securities of the Successor Entity equal in their market value to the per share consideration received by the holders of shares in the Merger Transaction.

            In the event that the Successor Entity does not assume or substitute for all of the outstanding Options of a Grantee, then the Grantee shall have a period of fifteen (15) days, from the date designated in a written notice to be given to the Grantee by the Company, to exercise all the Vested Options of the Grantee; provided, however, that if the Merger Transaction occurs within the first one year period of vesting, a proportionate quantity of the Options granted to the Grantee which are to be vested at the end of the first one year period, relative to such Grantee's engagement period out of such one-year period, shall become vested and may be exercised by the Grantee within said 15-day period.

            All Options which are neither assumed or substituted for by the Successor Entity nor exercised as of the date of the end of the said 15 day period shall expire and terminate effective as of the date of the consummation of the Merger Transaction, shall become null and void and shall not entitle the Grantee to any right in or towards the Company.

      7.5 Vested Options may be exercised at one time or from time to time during the Exercise Period, by giving written notice to the Company at its principal office, of the exercise of Vested Options, specifying the number of Vested Options being exercised and accompanied by payment in full of the Exercise Price for such Vested Options, by personal check or cashier's check payable to the order of the Company (such written instructions accompanied by full payment shall be called hereinafter: the "Exercise

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            Notice"); provided however, that in case of payment by personal check (and not by cashier's check), the Options shall not be deemed exercised, and the Company shall not issue the Exercised Shares in respect thereof, until the personal check shall have been fully and irrevocably honored by the bank on which it was drawn and further provided that the Company shall not issue the shares and the Options shall not be deemed exercised until the Company has been provided with the tax authorities' confirmation which either waives the tax withholding obligation and/or confirms the payment of the tax with respect to such exercise and/or has reached another arrangement with the Grantee, regarding the tax amounts, if any, that are to be withheld by the Company under the law with respect to such exercise, which is satisfactory to the Company, and if such arrangement requires the approval of the Trustee, is also satisfactory to the Trustee. Vested Options that are held by the Trustee shall be exercised only by the Trustee, who shall give the Company an Exercise Notice following receipt by the Trustee of an Exercise Notice from the Grantee.Vested Options that are held by the Grantee shall be exercised by the Grantee.

      7.6 In the event the the Options were entrusted with a Trustee, the Exercised Shares underlying such Options shall be issued in the name of the Trustee who shall hold same until their release as hereinafter provided.

      7.7 A Grantee whose engagement with the Company was terminated for any reason (including death or disability) shall be entitled only to the Exercised Shares, and subject to Section 10.3 below, to the Vested Options; the remaining Options (i.e. non-Vested Options) shall expire and terminate and become null and void and shall not entitle the Grantee to any right in or to the Company.

8.    Transferability

      8.1 The Options and all rights related thereto shall not be assignable, transferable, subjected to an attachment, lien or encumbrance of any kind.

      8.2 Notwithstanding the foregoing, the Vested Options shall be transferable by will or intestacy, provided that the Company receives written notice thereof, accompanied by a certified copy of the Will or Intestacy Order and/or other evidence deemed acceptable by the Board, and accompanied by the transferee(s) written consent to the provisions and rules of the Tax Laws, the Plan, and the Option Agreement.

      8.3 Following the exercise of the Vested Options, the Exercised Shares shall be transferable, subject to all applicable securities regulations and lock-up provisions, and in the event the Options are held by the Trustee, after the Restricted Period. Further, to the extent that applicable law provides for concurrent payment of taxes by the transferor upon transfer, the Exercised Shares shall only be transferable once payment of all taxes required to be paid in connection with a sale or transfer of Exercised Shares shall have been made to the tax assessor and confirmation of same shall have been received by the Trustee or the Company, as applicable, and the conditions set forth in Section 9 hereunder shall have been fulfilled.

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      8.4   Without derogating from the foregoing, in the event the majority of the shareholders of the Company, which majority shall be determined according to the pro rata share of each selling shareholder of the issued share capital of the Company, not including shareholders who purchased shares under an employee share option plan or an office holder share option plan (hereinafter: the "Selling Shareholders") intend to sell all or substantially all of their shares in the Company, and to the effect that the Grantee was asked to do so by the Selling Shareholders, the Grantee shall be obligated to join in the sale and to sell his Shares, under the same conditions as the Selling Shareholders are selling their shares; and if requested by the purchasers in such sale, at the purchasers' sole discretion, the Grantee shall sell to such purchasers the Vested Options, under the same terms as if the Grantee had exercised same immediately prior to the sale, it being clarified that the Exercise Price shall be deducted from the sale price under such terms and that the remaining Options (i.e. non-Vested Options) shall expire and terminate and become null and void and shall not entitle the Grantee to any right in or to the Company.

9.    Release

      Upon the lapse of the Restricted Period, the Trustee may, pursuant to the written request of the Grantee, release and transfer the Exercised Shares to the Grantee, or to any third party to whom the Grantee wishes to sell the Exercised Shares, as indicated in the Grantee's written notice, provided however that all the following conditions will have been fulfilled prior to such transfer: (i) payment to the tax assessor of all taxes required to be paid upon the release and transfer of the Exercised Shares and confirmation of same received by the Trustee, if any; and (ii) receipt by the Trustee of written confirmation issued by the Company to the Trustee stating that all requirements for said release and transfer have been fulfilled according to the terms of the Articles, the Tax Laws, the Plan and the Option Agreement. The date on which the Exercised Shares shall be released and transferred to the Grantee shall hereinafter be referred to as the "Date of Release".

10.   Termination

      10.1 Notwithstanding anything to the contrary herein, any Option granted in favor of a Grantee not exercised by such Grantee within the Exercise Period and in strict accordance with the terms of the Plan and the Option Agreement shall, upon the lapse of the Exercise Period, immediately expire and terminate, become null and void, and shall not entitle the Grantee to any right in or toward the Company in connection with same; and all interests and rights of the Grantee in and to same shall expire.

      10.2 Notwithstanding anything to the contrary herein, upon the issuance of a court order declaring the bankruptcy of a Grantee, or the appointment of a receiver or a provisional receiver for a Grantee or over his assets, or any material part thereof, or upon making a general assignment for the benefit of his creditors, any Option issued and registered in favor of such Grantee which was not yet exercised by the Grantee shall immediately expire and terminate, become null and void and shall not entitle the Grantee, his receiver, successors, creditors or assignees, to any right in or towards the Company in connection with same; and all interests and rights of the Grantee, his receiver, successors, creditors and/or assignees, in and to same, if any, shall expire.

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      10.3  Notwithstanding anything else to the contrary herein, but specifically subject to Section 7.4 above, after the date of termination of the Grantee's engagement by the Company or any Subsidiary as a director or an Office Holder, the Grantee shall be entitled to exercise the Vested Options during an additional period of time beyond the date of such termination, only if: (i) termination is without Cause (as defined below), in which event any Vested Options still in force and unexpired may be exercised within a period of three (3) months from the date of such termination; (ii) termination is the result of the death or disability of the Grantee, in which event any Vested Options still in force and unexpired may be exercised within a period of eighteen (18) months from the date of termination in the event of death and twelve (12) months from the date of termination in the event of disability, or (iii) prior to the date of such termination, the Board shall authorize an extension of the terms of all or part of the Vested Options beyond the date of such termination for a period not to exceed the period during which the Vested Options by their terms would otherwise have been exercisable. Vested Options not exercised in accordance with the above shall immediately expire and terminate, become null and void, and shall not entitle the Grantee to any right in or toward the Company in connection with the same, and all interests and rights of the Grantee in and to the same shall expire.

            The term "Cause" shall mean (i) conviction for any felony which involves moral turpitude or which affects the Company or a Subsidiary; (ii) any refusal to carry out a reasonable directive of the Company or a Subsidiary, if applicable, which was within the scope of the duties of the Grantee and which involves the business of the Company or its affiliates and was capable of being lawfully performed; (iii) embezzlement of funds of the Company or its affiliates; (iv) any breach of the Grantee's fiduciary duties or breach in bad faith of such Grantee's duties of care to the Company or a Subsidiary, if applicable; including without limitation disclosure of confidential information of the Company or a Subsidiary; and (v) any conduct not in good faith reasonably determined by the Board to be materially detrimental to the Company or to a Subsidiary.

11.   Rights as Shareholder

      11.1 It is hereby clarified that a Grantee shall not, by virtue of the Plan, the Option Agreement or any Option granted in favor of him thereunder, have any of the rights of a shareholder with respect to any Shares represented by the Options, until the Options have been exercised.

            Furthermore, the Grantee shall not have any rights by virtue of the Exercised Shares until same shall have been transferred to the Grantee by registering same in the Grantee's name, and only then shall the Grantee have the rights of a shareholder with respect to the shares so registered; provided however, that in the event that Exercised Shares are held by the Trustee, the only right of the Grantee by virtue of such Exercised Shares shall be to receive dividends as provided in Setion 12.1 hereinafter.

      11.2 For so long as the Exercised Shares are held by the Trustee, the Company shall consider only the Trustee as the owner of such shares for all purposes whatsoever (including without limitation, for the purpose of delivering notices); the Trustee, however, shall not

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            exercise the voting rights conferred by such Exercised Shares in any way whatsoever, and shall not issue a proxy to any person or entity to vote such shares.

      11.3 The Grantee shall not have, and hereby waives the right to have, by virtue of the Exercised Shares, any pre-emptive rights to purchase, along with the other shareholders in the Company, a pro rata portion of any securities proposed to be offered by the Company prior to the offering thereof to any third party and any rights of first refusal to purchase any securities of the Company offered by the other shareholders of the Company.

12.   Dividends and Bonus Shares

      12.1 Cash dividends, if any, paid or distributed with respect to the Exercised Shares held by the Trustee, shall be remitted directly to the Grantee who is entitled to the Exercised Shares for which the dividends are being paid or distributed.

      12.2 All bonus shares to be issued by the Company, if any, with regard to the Exercised Shares, shall, if the Exercised Shares are registered to the Trustee, be registered in the name of the Trustee and, if the Exercised Shares are registered to the Grantee, be registered in the name of the Grantee. All provisions applying to the Exercised Shares, shall apply to the bonus shares, mutatis mutandis.

      12.3 The Trustee shall transfer the said bonus shares upon the transfer of the Exercised Shares with respect to which the bonus shares were issued.

13.   Adjustments

      The number of Shares to which each outstanding Option is exercisable, shall be proportionately adjusted in the event of a reorganization of the share capital of the Company by a stock split, reverse stock split, combination or reclassification of the shares, as well as for a distribution of bonus shares. Such adjustment shall be made by the Board, whose determination in this matter shall be final and binding.

      All provisions applying to the Exercised Shares shall apply to all shares received as a result of an adjustment as described above.

14.   Rights to Changes

      The Plan or the Option Agreement shall not affect in any way the rights, powers or freedoms of the Company or its shareholders to make or authorize: (a) any sale, transfer or any change whatsoever in all or any part of the Company's assets, obligations or business, or any other business, commercial or corporate act or proceeding, whether of a similar character or otherwise; (b) any adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or business; (c) any merger or consolidation of the Company; (d) any issue of bonds, debentures, shares (including preferred or prior preference shares ahead of or affecting the existing shares of the Company, including the shares into which the Options granted hereunder are exercisable or the Exercised Shares or the rights thereof, etc.); or (e) the dissolution or liquidation of the Company; and none of the above acts or authorizations shall entitle the Grantee to any right or remedy, including without limitation any right of

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      compensation for any dilution resulting from any issuance of any shares or of any other securities in the Company to any person or entity whatsoever.

15.   No Engagment Obligations

      Nothing in the Plan, the Option Agreements or in any Option granted hereunder shall guarantee the Grantee's engagement by the Company and no obligation of the Company as to the length of engagement of the Grantee or as to any other term of engagement shall be implied by same; the Company reserves the right to terminate the engagement of any Grantee pursuant to such Grantee's terms of engagement and pursuant to any applicable law.

16.   No Representation

      The Company does not and shall not, through this Plan or through any Option Agreement, make or be deemed to make any representation toward any Grantee with regard to the Company or any Subsidiary, its business, its value or with regard to the Company's shares in general, and the Exercised Shares in particular, their value or rights.

      The Grantee, upon entering the Option Agreement, represents and warrants toward the Company, that such Grantee's consent to the grant of the Options issued in favor of the Grantee and their exercise (if so exercised), is, in no respect, made on the basis of any representation or warranty made by the Company or by any of its directors, officers, shareholders or employees, and is made based only upon his examination and expectations of the Company, on an "as is" basis. The Grantee waives any claim whatsoever of "non conformity" of any kind or any other cause of action or claim of any kind with respect to the Options and/or the Shares exercised thereupon.

17.   Tax Consequences

      All tax consequences arising from the grant or exercise of any Option, the payment for or the transfer of the Exercised Shares to the Grantee, or from any other event or act (of the Company or the Grantee) hereunder, shall be borne solely by the Grantee, and the Grantee shall indemnify the Company and hold it harmless from and against any and all liability for any such tax or interest or penalty.

      The Company and/or the Trustee may withhold, as applicable, from any payment or other right to which the Grantee may be entitled to from the Company, the amount of the tax and/or other mandatory payment the withholding of which is required with respect to the Options and/or the Exercised Shares under any applicable law and the Tax Laws.

18.   Subordination

      It is clarified that the grant of the Options hereunder is subject to the approval of the Plan and/or the Trustee, if necessary, by the relevant tax authorities, in accordance with, inter alia, the Tax Laws. It is also clarified that the Plan and the Option Agreement are subject to the provisions of the Tax Laws which accordingly, shall be deemed an integral part of each, and which shall prevail over any term that is not consistent with the Tax Laws.